SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 5, 2003

Amendment Number 1

DOCUCON INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10185	74-2418590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 AIRPORT PARK BOULEVARD
LATHAM, NEW YORK 12110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (518) 786-7733

N/A

(Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

This Form 8-K/A (this “Amendment”) amends the Form 8-K filed by Docucon, Incorporated, a Delaware corporation, (the “Registrant”) on September 15, 2003 (the “September 15, 2003 Form 8-K”) regarding the resignation of Ernst & Young LLP (the “Accountant”) as independent auditors of the Registrant.

The sole purpose of this Amendment is to correct the following statement on the September 15, 2003 Form 8-K: “No accountant’s report on the financial statements of the Registrant prepared by the Accountant contained an adverse opinion or was modified as to uncertainty, audit scope, or accounting principles.”

The Accountant did disclaim its opinion in its audit report filed in the Registrant’s 2001 Form 10-KSB by stating that “[t]he accompanying financial statements have been prepared assuming that the Company will continue as a going concern.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUCON, INCORPORATED

Date: September 18, 2003	By:	/s/ Robert W. Schwartz
Robert W. Schwartz, President and CEO